Mail to: Secretary of State   Corporations Section
                         1560 Broadway, Suite 200     for office use only
                             Denver, CO 80202
                              (303) 894-2251
                            Fax (303) 894-2242
MUST BE TYPED
FILING FEE: $25.00
MUST SUBMIT TWO COPIES

                          ARTICLES OF AMENDMENT
Please include a typed            TO THE
self-addressed envelope ARTICLES OF INCORPORATION


Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:  The name of the corporation is TENSLEEP TECHNOLOGIES,  INC.

SECOND: The following amendment to the Articles of Incorporation was adopted on April 23, 1999, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

    _____ No shares have been issued or Directors elected - Action by Incorporators.

    _____ No shares have been issued but Directors elected - Action by Directors.

    _____ Such amendment was adopted by the board of directors where shares have been issued.

    _X__ Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

          The name of the Corporation is amended to: TENSLEEP.COM, INC.

THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

               Not Applicable

If these amendments are to have a delayed effective date, please list that
date:      N.A.

               (Not to exceed ninety (90) days from the date of filing)



                                  Tensleep Technologies, Inc.


                                   /S/ Leticia I. Tucker

                                   By:  Leticia I. Tucker
                                        Its  Secretary
                                             Title